UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 15, 2007 (August 14, 2007)

Behringer Harvard REIT I, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-51293	68-0509956
(State or other jurisdiction of	(Commission	(I.R.S. Employer
incorporation or organization)	File Number)	Identification No.)

15601 Dallas Parkway, Suite 600, Addison, Texas	75001
(Address of principal executive offices)	(Zip Code)

(866) 655-1605

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01            Entry into a Material Definitive Agreement.

Agreement with IPC US Real Estate Investment Trust

On August 14, 2007, Behringer Harvard REIT I, Inc. (the “Company”) entered into an agreement (the “Purchase Agreement”) to purchase all of the outstanding shares of the subsidiaries of IPC US Real Estate Investment Trust (“IPC”).  IPC’s subsidiaries own a portfolio of thirty-five office buildings, comprising a total of approximately 9.6 million square feet of rentable space.  Under the Purchase Agreement, the Company will pay IPC a purchase price of approximately $589 million in cash and will assume approximately $776 million in existing property-level indebtedness relating to IPC’s property portfolio.

The Purchase Agreement includes customary representations, warranties, covenants and agreements, including with regard to the conduct of the business of IPC and its subsidiaries prior to closing.  In addition, the Company has agreed, for a period of six years after the closing date, to cause IPC’s subsidiaries to indemnify all current and former trustees and officers of IPC and its subsidiaries to the extent that these persons currently are entitled to indemnification.

During the period from August 14, 2007 through September 30, 2007, IPC is permitted under the Purchase Agreement to solicit and respond to competing proposals to purchase the units or assets of IPC or its subsidiaries and to provide non-public information to parties considering making a competing acquisition proposal.  Following the expiration of this period, IPC generally will be prohibited from soliciting or responding to competing proposals, or providing non-public information to other parties, but may respond to unsolicited acquisition proposals if IPC’s board determines that the proposals constitute or are reasonably likely to result in a proposal that is superior, from the standpoint of the unit holders of IPC, to the acquisition transaction contemplated by the Purchase Agreement.

The Purchase Agreement may be terminated by the Company or by IPC under certain circumstances, including but not limited to: (1) by either party if the acquisition transaction has not been consummated by December 31, 2007 or, under certain circumstances, March 31, 2008, (2) by either party upon a material uncured breach of the Purchase Agreement by the other party, (3) by either party if any law or governmental order, decree or injunction makes the consummation of the acquisition transaction illegal or permanently prohibits the transaction, (4) by either party if the unit holders of IPC fail to approve the acquisition transaction at a special meeting of unit holders to be held for this purpose, (5) by IPC if its board of trustees determines to accept a superior acquisition proposal made by a third party under certain circumstances and (6) by the Company if IPC’s board withdraws or changes its recommendation of the acquisition transaction or IPC’s board accepts, approves or recommends, or enters into an agreement with respect to, a superior proposal by another party to acquire the units or assets of IPC or its subsidiaries.

IPC will be obligated to pay the Company a termination fee of $6 million if it accepts or takes certain other actions with respect to any competing acquisition proposal on or before September 30, 2007.    The termination fee will be increased to $12 million after September 30, 2007.   IPC also will be obligated to reimburse the Company for up to $2.5 million of its out-of-pocket costs and expenses if the Purchase Agreement is terminated under certain circumstances.

Both the Company’s board of directors and the board of trustees of IPC have unanimously approved the Purchase Agreement and related transactions.  The transaction is subject to various closing conditions, including, among other things, the requisite approval of the Purchase Agreement and the related transactions by the affirmative vote of two-thirds of the outstanding units of IPC.  IPC will ask the holders of its units to vote on the proposed transaction at a special meeting that will be held on a date to be announced.

The acquisition of entities which are organized under the laws of foreign jurisdictions raises certain tax considerations not otherwise present when the Company acquires properties or entities which are organized under the laws of the various states.  In particular, to minimize or eliminate withholding taxes imposed on a foreign person upon disposing of United States real property interests, otherwise known as “FIRPTA,” the Company intends for at least five years to own IPC’s primary US subsidiary, IPC (US), Inc. (“IPCUS”), through a foreign entity that has elected to be treated as a taxable REIT subsidiary.  After this period, IPCUS will be deemed to be a “domestically-controlled” REIT, and the Company will be able to liquidate the foreign entity without exposure to FIRPTA after the five-year holding period.   Further, because the Company intends to cause IPCUS to elect status as a REIT, IPCUS will be subject to corporate-level tax on the amount of gains, referred to as “built-in gain,” in its assets at the time of the REIT election.  If the Company holds the properties owned by IPCUS for ten years, however, it will not be required to pay any corporate-level tax on these built-in gains.   If the Company sells these properties prior to the ten year holding period expiring, it will be able to utilize up to $67 million in net operating loss carryforwards currently carried on IPCUS’s balance sheet.  The holding period that the Company must satisfy to avoid taxes related to FIRPTA or the built-in gains associated with IPCUS’s properties may impact its future plans and strategies for these properties.  For example, the Company may hold the properties longer than it otherwise would or may choose to invest more or less in capital expenditures.

The information set forth above with respect to the Purchase Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Purchase Agreement.

Agreement with BCSP IV U.S. Investments, L.P.

On August 15, 2007, the Company entered into a stock purchase agreement (the “Beacon Agreement”) to acquire, through its operating partnership, Behringer Harvard Operating Partnership I LP, entities owning fee simple interests in a 40-story office building containing approximately 750,000 square feet (“200 South Wacker”) and a 39-story office building containing approximately 1.0 million square feet (“One Financial Place”) and ground leases on two 21-story office buildings containing approximately 1.4 million aggregate square feet (“10/120 South Riverside”), each located in Chicago, Illinois (collectively, the “Chicago Properties”).  The Company will acquire 200 South Wacker, One Financial Place and 10/120 South Riverside through the acquisition of all of the common stock of BCSP IV Illinois Properties Business Trust, OFP Illinois Business Trust and 10/120 South Riverside Illinois Business Trust, respectively (collectively, the “Trusts”).  Due to the fact that, as of the date of this report, OFP Illinois Business Trust (“OFP Trust”) owned an approximately 81% interest in One Financial Place and a third party, One Financial Investors LLC (“One Financial”), owned the remaining 19%, OFP Trust will enter into a separate agreement with One Financial to purchase the remaining interest in One Financial Place prior to closing.  The total contract price for the Chicago Properties will be $832.5 million, subject to certain adjustments and prorations, a portion of which will be paid assuming indebtedness secured by the Chicago Properties. The purchase price for the transaction was determined through negotiations between the Chicago Properties’ seller, BCSP IV U.S. Investments, L.P., an unaffiliated third party (the “Seller”), and the Company’s advisor and its affiliates. The Company made an earnest money deposit of $35 million on August 15, 2007.  If the Company terminates the Beacon Agreement in accordance with its terms, the earnest money will be refunded to the Company.  However, if the Company defaults in its obligations to consummate the acquisition, the seller may terminate the Beacon Agreement and retain the earnest money as liquidated damages.

The Company’s obligation to complete the transaction is subject to various closing conditions, including, among other things: (1) the Company must receive, at least five business days prior to closing, estoppel certificates from certain major tenants; (2) the Company and the Seller must have obtained the consent of the holders of the existing indebtedness on the Chicago Properties; (3) OFP Trust must have purchased the remaining interest in One Financial Place prior to closing; and (4) the Seller must have caused the redemption of all shares in each of the Trusts.

As of August 15, 2007, 200 South Wacker was approximately 78% occupied; One Financial Place was approximately 90% occupied; and 10/120 South Riverside was approximately 97% occupied.

The information set forth above with respect to the Beacon Agreement does not purport to be complete in scope and is qualified in its entirety by the full text of the Beacon Agreement.

Item 7.01            Regulation FD Disclosure.

On August 14, 2007, the Company issued a press release announcing that it had entered into the Purchase Agreement.  A copy of the press release, appearing as Exhibit 99.1, is furnished and not filed pursuant to Regulation FD.

On August 15, 2007, the Company issued a press release announcing that it had entered into the Beacon Agreement.  A copy of the press release, appearing as Exhibit 99.2, is furnished and not filed pursuant to Regulation FD.

Item 9.01            Financial Statements and Exhibits.

(d)	Exhibits.

	99.1	Press Release, dated August 14, 2007
	99.2	Press Release, dated August 15, 2007

Cautionary Statements

This document may contain forward-looking statements.  Forward-looking statements are statements that do not reflect historical facts, including statements regarding the Company’s management’s intentions, beliefs, expectations, representations, plans or predictions of the future, and are typically identified by use of words such as “anticipates,” “may,” “will,” “should,” “could,” “expects,” “plans,” “estimates,”  “intends,” “believes,” and similar expressions that do not relate to historical matters.  The Company intends that such forward-looking statements be subject to the safe harbors created by Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  There are numerous risks and uncertainties that could cause actual results to differ materially from those set forth in the forward-looking statements. These risks and uncertainties include, but are not limited to, risk factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time, including the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.  All forward-looking statements in this document are made as of today, based upon information known to the Company’s management as of the date hereof.  The Company assumes no obligation to update or revise any of its forward-looking statements even if experience or future changes show that indicated results or events will not be realized.

The representations, warranties, covenants and agreements made by the parties in the Purchase Agreement and the Beacon Agreement (together, the “Agreements”) are made only as of specific dates.  The assertions embodied in those representations and warranties were made only for purposes of the Agreements and are subject to qualifications and limitations negotiated by the parties in connection with the Agreements.  In addition, certain representations and warranties may be qualified by, or may be otherwise subject to, a contractual standard of materiality different from the standard of materiality applicable to stockholders or may have been used for the purpose of allocating risk between the parties to the Agreements rather than to establish matters as facts.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BEHRINGER HARVARD REIT I, INC.

Dated: August 15, 2007	By:	/s/ Gerald J. Reihsen, III
Gerald J. Reihsen, III
Executive Vice President — Corporate
Development & Legal and Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press Release, dated August 14, 2007
99.2	Press Release, dated August 15, 2007